EXHIBIT 10.09

ASSIGNMENT

        This ASSIGNMENT dated as of April 18, 2006, by and between Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”), and Western Medical, Inc., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”). Unless the context otherwise requires, capitalized terms used in this Assignment have the meanings ascribed to them herein.

RECITALS

        WHEREAS, pursuant to a certain Asset Purchase Agreement between the Seller and the Buyer dated January 26, 2006, as amended by a certain Extension Letter dated March 21, 2006, the Buyer is acquiring certain assets of the Seller, as more particularly described in the Asset Purchase Agreement;

        WHEREAS, pursuant to said Asset Purchase Agreement dated January 26, 2006 and Extension Letter dated March 21, 2006, the Buyer is assuming certain contracts of the Seller, and has specifically approved and assumed a certain Supply Agreement made as of May 1, 2006 between Glenwood, LLC and Seller, which is attached as Exhibit “A” to the aforementioned Extension Letter dated March 21, 2006;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby sells, assigns, transfers and conveys to Buyer, its successors and assigns, all of its rights, title and interest in and to the Supply Agreement made as of May 1, 2006 between Glenwood, LLC and Western Medical, Inc., which is attached as Exhibit “A” to the Extension Letter dated March 21, 2006.

        1.    No amendment hereunder shall be effective unless in writing signed by the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof to preclude either party from exercising any other right, remedy or power.

        2.    This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey. The parties hereby irrevocably consent to the exclusive jurisdiction of the Courts located in the State of New Jersey, in and for the County of Bergen, for the resolution of any and all disputes arising hereunder.

DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer
WESTERN MEDICAL, LTD.
By:
Christopher Fuhrman President and Chief Executive Officer